Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4

AMENDMENT NO. 4, dated as of August 12, 2015 (this “Amendment”), to the Credit Agreement dated as of November 2, 2011 as amended on April 24, 2012, April 25, 2013 and December 12, 2014 (and as further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Credit Agreement”) among BEAGLE INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), EMDEON INC., a Delaware corporation (the “Parent Borrower”), EMDEON BUSINESS SERVICES LLC, a Delaware limited liability company (“EBS”), MEDIFAX-EDI, LLC, a Tennessee limited liability company (as successor by merger to MEDIFAX-EDI HOLDING COMPANY, EBS HOLDCO I, LLC and EBS HOLDCO II, LLC) (together with EBS, the “Co-Borrowers,” together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender (in such capacity, the “Swing Line Lender”), L/C Issuer (in such capacity, the “L/C Issuer”) and Collateral Agent (in such capacity, the “Collateral Agent”) and the other Agents named therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 2.14 of the Credit Agreement permits the establishment of Incremental Term Commitments, which upon funding shall be in the form of an increase to the existing Term B-2 Loans outstanding under the Existing Credit Agreement, upon notice to the Administrative Agent by the Parent Borrower and Incremental Term Loans, subject to satisfaction of the terms and conditions set forth therein;

WHEREAS, reference is made to that certain Commitment Letter (the “Commitment Letter”), dated as of July 3, 2015, by and among the Parent Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Bank of America, N.A. (“BANA”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY and DBCI, “DB”), as supplemented by that certain Joinder to Commitment Letter and Fee Letter, dated as of July 24, 2015, by and among the Parent Borrower, MLPFS, BANA, CGMI, DB, Goldman Sachs Lending Partners LLC (“Goldman”), Mizuho Bank, Ltd. (“Mizuho”), SunTrust Robinson Humphrey, Inc. (“STRH”), SunTrust Bank (“SunTrust”) and Jefferies Finance LLC (“Jefferies” and, together with MLPFS, CGMI, DBSI, Goldman, Mizuho and STRH, the “Amendment No. 4 Lead Arrangers”), relating to the financing for the acquisition (the “Altegra Acquisition”) of Altegra Health, Inc. (the “Target”) pursuant to that certain agreement and plan of merger dated as of July 3, 2015 by and among MediFax-EDI, LLC, Alto Merger Sub Inc., Altegra Health, Inc. and the stockholders’ representative party thereto (the “Altegra Acquisition Agreement”), including the issuance of $250 million of senior notes (the “Senior Notes”), the payment in full and termination of the Target’s Amended and Restated Revolving

Credit and Term Loan Agreement, dated as of August 10, 2012, with SunTrust Bank, as Administrative Agent, (as amended, restated, supplemented or otherwise modified prior to the date hereof) (the “Refinancing”) and the transactions related thereto (collectively, the “Transactions”).

WHEREAS, the Parent Borrower desires to increase the amount of Term B-2 Loans (the “Incremental Term B-2 Loans” and the Commitments with respect to such Loans, the “Incremental Term B-2 Commitments”) under the Credit Agreement having identical terms with, of the same Class as and having the same rights and obligations under the Loan Documents as the Term B-2 Loans, as set forth in the Credit Agreement and the other Loan Documents, as such terms are amended hereby;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Exhibit A hereto (a “Joinder”) as an Incremental Term B-2 Lender will make Incremental Term B-2 Loans in the amount set forth on the signature page of such Person’s Joinder on the Amendment No. 4 Effective Date (as defined below) to the Parent Borrower, the proceeds of which may be used by the Parent Borrower to finance the Altegra Acquisition;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.        Incremental Amendments.

The making of the Incremental Term B-2 Loans will constitute an increase in the existing Term B-2 Loans, upon funding, be an increase in the amount of the Term B-2 Loans, and will constitute a Term B-2 Loan for all purposes of the Credit Agreement and will, together with the existing Term B-2 Loans, be treated as one Class of Term Loans. Pursuant to Sections 2.14 and 10.01 of the Credit Agreement, (x) the Incremental Term B-2 Loans shall have the same terms as the Term B-2 Loans (after giving effect this Amendment) and (y) immediately following the funding of the Incremental Term B-2 Loans on the Amendment No. 4 Effective Date, the Incremental Term B-2 Loans shall automatically (and without any further action or notice by any party) become Term B-2 Loans for all purposes of the Credit Agreement and the other Loan Documents.

Effective as of the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of August 12, 2015.

“Amendment No. 4 Effective Date” means August 12, 2015, the date on which all conditions precedent set forth in Section 3 of Amendment No. 4 were satisfied.

“Incremental Term B-2 Joinder” means the Joinder Agreement, entered into on the Amendment No. 4 Effective Date.

“Incremental Term B-2 Commitment” means, with respect to a Person, the agreement of such Person to make an Incremental Term B-2 Loan on the Amendment No. 4 Effective Date, in the amount set forth on the Incremental Term B-2 Joinder of such Person. The aggregate amount of the Incremental Term B-2 Commitments shall equal $395,000,000.00.

“Incremental Term B-2 Lender” means a Person with an Incremental Term B-2 Commitment to make Incremental Term B-2 Loans to the Parent Borrower on the Amendment No. 4 Effective Date, which for the avoidance of doubt may be an existing Term Lender and any other Person holding an Incremental Term B-2 Loan from time to time.

“Incremental Term B-2 Loan” has the meaning specified in Section 2.01(e).

(b) The definition of “Commitments” in Section 1.01 of the Credit Agreement is hereby amended by adding “Incremental Term B-2 Commitments,” immediately after “Term B-3 Commitments,”;

(c) The definition of “Term B-2 Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term B-2 Loan” means an Additional Term B-2 Loan, a Loan that is deemed made pursuant to Section 2.01(c)(i) or an Incremental Term B-2 Loan made by the Incremental Term B-2 Lenders on the Amendment No. 4 Effective Date pursuant to Section 2.01(e).”

(d) The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“provided that, notwithstanding anything in this Agreement to the contrary, the initial Eurocurrency Rate Interest Period for the Incremental Term B-2 Loans shall commence on the Amendment No. 4 Effective Date and end on the same date as the then-current Interest Period for any then-outstanding Term B-2 Loans”.

(e) Section 2.01 of the Credit Agreement is hereby amended by adding paragraph (e) to the end of such Section:

“(e) Subject to the terms and conditions hereof and of Amendment No. 4, each Incremental Term B-2 Lender severally agrees to make an Incremental Term Loan (the “Incremental Term B-2 Loans”) to the Parent Borrower on the Amendment No. 4 Effective Date in the principal amount equal to its Incremental Term B-2 Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. The Incremental Term B-2 Loans will initially take the form of a pro rata increase in each Borrowing of Term B-2 Loans outstanding immediately prior to the funding of the Incremental Term B-2 Loans.”

(f) Section 2.06(b) of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

“The Incremental Term B-2 Commitment of each Incremental Term B-2 Lender shall be automatically terminated on the Amendment No. 4 Effective Date upon the borrowing of the Incremental Term B-2 Loans on such date.”

(g) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loans. The Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing on the last Business Day of September, 2015, an aggregate principal amount equal to $4,230,056.68 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term B-2 Loans, the aggregate principal amount of all Term B-2 Loans outstanding on such date.”

(h) Section 2.09 of the Credit Agreement is hereby amended adding new clause (e) to the end of such Section:

“(e) Incremental Term B-2 Loan Funding Fee. The Parent Borrower agrees to pay on the Amendment No. 4 Effective Date to each Incremental Term B-2 Lender, as fee compensation for the funding of such Lender’s Incremental Term B-2 Loan, a funding fee (the “Amendment No. 4 Funding Fee”) in an amount equal to 0.25% of the stated principal amount of such Lender’s Incremental Term B-2 Loans funded on the Amendment No. 4 Effective Date. Such Amendment No. 4 Funding Fee will be in all respects fully earned, due and payable on the Amendment No. 4 Effective Date and non-refundable and non-creditable thereafter and shall be netted against Incremental Term B-2 Loans made by such Incremental Term B-2 Lender.”

(i) Section 7.10 of the Credit Agreement is hereby amended by adding the following as a new paragraph to such Section:

“Use the proceeds of all Incremental Term B-2 Loans for any purpose other than to finance the Altegra Acquisition and for general corporate purposes and working capital needs.”

Section 2.        Representations and Warranties.

Each Borrower and each Subsidiary Guarantor represents and warrants to the Lenders as of the date hereof and the Amendment No. 4 Effective Date that:

(a) Before and after giving effect to this Amendment, the representations and warranties of each Borrower and each Subsidiary Guarantor contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(b) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.        Conditions to Effectiveness.

The provisions of this Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) on which each of the following conditions is satisfied (it being understood and agreed by the parties hereto that the following conditions are solely for the benefit of the Incremental Term B-2 Lenders and their permitted assignees):

(i) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(1) counterparts of this Amendment executed by (A) each Loan Party and (B) the Administrative Agent;

(2) a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (iii), (iv), (v), (vi), (vii) and (viii) of this Section 3; and

(3) an opinion of (i) Ropes & Gray LLP, special counsel to the Parent Borrower, (ii) Bass Berry & Sims PLC, Tennessee local counsel to the Parent Borrower, (iii) Vorys, Sater, Seymour and Pease LLP, Texas local counsel to the Parent Borrower, (iv) Perkins Coie LLP, Washington local counsel to the Parent Borrower and (v) Skelton, Taintor & Abbott, Maine local counsel to the Parent Borrower, each dated the Amendment No. 4 Effective Date and addressed to each L/C Issuer, Arranger, the Administrative Agent and the Lenders, substantially in the form previously provided to the Administrative Agent.

(4) counterparts of the Joinder executed by (A) the Parent Borrower, (B) the Administrative Agent and (C) each initial Incremental Term B-2 Lender;

(5) a Note executed by a Responsible Officer of the relevant Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 4 Effective Date, if any;

(6) (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or a similar Governmental Authority and (B) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 4 Effective Date and certifying (I) to the effect that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation or organization such Loan Party certified as of a recent date by the Secretary of State of the state of its organization, or in the alternative (other than in the case of the Parent Borrower), certifying that such certificate or articles of incorporation or organization have not been amended since the Closing Date, and that such certificate or articles are in full force and effect, (x) attached thereto is a true and complete copy of the by-laws or operating agreements of each Loan Party as in effect on the Amendment No. 4 Effective Date, or in the alternative (other than in the case of the Parent Borrower), certifying that such by-laws or operating agreements have not been amended since the Closing Date and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (B);

(7) a solvency certificate, substantially in the form attached as Annex I to Exhibit D of the Commitment Letter;

(8) all documents and instruments required to perfect each of the Administrative Agent’s security interests in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing; provided that to the extent any security interest in any Collateral is not or cannot be provided (other than a security interest that can be created by the execution and delivery of a security agreement) and/or perfected (other than (A) a lien on Collateral required to be granted by the Target or any of its subsidiaries under the Credit Agreement that may be perfected by the filing of a financing statement under the Uniform Commercial Code (“UCC”) or (B) a pledge of the equity interests of the Target and its material wholly owned U.S. restricted subsidiaries (solely to the extent required by the Credit Agreement) with respect to which a lien may be perfected upon closing by the delivery of a stock or equivalent certificate to the extent delivered by the Target on or prior to the Amendment No. 4 Effective Date after you have used commercially reasonable efforts to cause the Target to do so) to the extent required under the Credit Agreement on the Amendment No. 4 Effective Date after your use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the funding of the Incremental Term B-2 Loans on the Amendment No. 4 Effective Date, but shall be required to be provided and/or perfected after the Amendment No. 4 Effective Date pursuant to Section 6.11 of the Credit Agreement; and

(9) a Request for Credit Extension not later than 11:00 a.m. (A) on the requested date of the Borrowing if the Borrowing is to take the form of Base Rate Loans or (B) three (3) Business Days prior to the requested date of the Borrowing if the Borrowing is to take the form of Eurocurrency Rate Loans (or such later date and time as the Incremental Term B-2 Lenders may agree in their sole discretion).

(ii) All fees and expenses due to the Administrative Agent, the Arrangers and the Lenders (including, without limitation, pursuant to Section 4 hereof) required to be paid on the Amendment No. 4 Effective Date shall have been paid, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date.

(iii) The representations and warranties of each Borrower and each Subsidiary Guarantor contained in Article 5 of the Credit Agreement and Section 2 of this Amendment or any other Loan Document shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective date.

(iv) The Specified Acquisition Agreement Representations shall be true and correct in all material respects, but only to the extent that the Buyer under the Altegra Acquisition Agreement, the Parent Borrower (or any of their affiliates) have or would have the right pursuant to the Altegra Acquisition Agreement to terminate its or their obligations under the Altegra Acquisition Agreement to consummate the Altegra Acquisition (or the right not to consummate the Altegra Acquisition pursuant to the Altegra Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representations. “Specified Acquisition Agreement Representations” means such of the representations and warranties made by or with respect to the Target and its Subsidiaries in the Altegra Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent Borrower has (or its applicable Affiliate has) the right (taking into account any applicable cure provisions), pursuant to the Altegra Acquisition Agreement, to terminate its obligations under the Altegra Acquisition Agreement to consummate the Altegra Acquisition (or the right not to consummate the Altegra Acquisition pursuant to the Altegra Acquisition Agreement) as a result of a breach of such representations and warranties.

(v) No Event of Default shall exist, or would result from this Amendment and the related Incremental Term B-2 Loans or from the application of the proceeds therefrom.

(vi) The Parent Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 of the Credit Agreement, determined as of the Amendment No. 4 Effective Date and the last day of the most recently ended Test Period, in each case, as if any Incremental Term B-2 Loans had been outstanding on the last day of such fiscal quarter of the Parent Borrower for testing compliance therewith and as if the Altegra Acquisition had been consummated on the first day of such fiscal quarter of the Parent Borrower for testing compliance therewith.

(vii) The aggregate amount of the Incremental Term B-2 Loans shall not result in the Consolidated First Lien Net Leverage Ratio exceeding 4.00 to 1.00 as of the last day of the most recently ended period of four fiscal quarters of the Parent Borrower for which financial statements are internally available, determined on the Amendment No.4 Effective Date, after giving effect to any such incurrence on a Pro Forma Basis, and excluding the cash proceeds of any such Incremental Term B-2 Loans and determined as if the Altegra Acquisition had been consummated on the first day of such four fiscal quarter period.

(viii) Since December 31, 2014, no “Material Adverse Effect” (as defined in, and interpreted pursuant to, the Acquisition Agreement as in effect on July 3, 2015) shall have occurred.

(ix) The Altegra Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any of the Facilities in accordance with the Altegra Acquisition Agreement. The Altegra Acquisition Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect by Parent Borrower or its subsidiaries in a manner materially adverse to the initial Incremental Term B-2 Lenders (in their capacity as such) without the consent of the initial Incremental Term B-2 Lenders (such consent not to be unreasonably withheld, conditioned or delayed based on the interests of the initial Incremental Term B-2 Lenders in their capacity as such); provided that (a) any amendment, waiver or consent that results in a reduction in the amount of consideration required to consummate the Altegra Acquisition shall be deemed not to be materially adverse to the initial Incremental Term B-2 Lenders to the extent any such reduction is applied first to reduce the Equity Contribution (as defined in the Commitment Letter) to $0 and second to reduce the amount of cash on hand to fund the Transactions to $0.

(x) (a) To the extent necessary to consummate the Transactions, the Equity Contribution (as defined in the Commitment Letter) shall have been consummated, or shall be consummated substantially concurrently with the Amendment No. 4 Effective Date and (b) the Refinancing shall be consummated substantially concurrently with the Amendment No. 4 Effective Date.

(xi) The initial Incremental Term B-2 Lenders shall have received (a) audited consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of the Target and its Subsidiaries for the fiscal year ended December 31, 2014 (it being understood that the Lead Arrangers acknowledge receipt of such audited financial statements) and (b) unaudited consolidated balance sheets of the Target and its Subsidiaries for each fiscal quarter (other than the 4th fiscal quarter) ended after December 31, 2014 and at least 45 days prior to the Incremental Term B-2 Effective Date and the related unaudited consolidated statements of operations for each such fiscal quarter.

(xii) The initial Incremental Term B-2 Lenders shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of the Borrower’s fiscal year) prior to the Amendment No. 4 Effective Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).

(xiii) To the extent reasonably requested by an Incremental Term B-2 Lender in writing not less than five (5) Business Days prior to the Amendment No. 4 Effective Date, the Administrative Agent shall have received, prior to the effectiveness of this Amendment, all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Amendment No. 4 Effective Date and such notice shall be conclusive and binding.

Section 4.        Expenses.

The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5.        Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.        Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 7.        Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.        Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Incremental Term B-2 Loans) under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Incremental Term B-2 Loans) pursuant to the Collateral Documents.

Section 9.        Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. For the avoidance of doubt, this Amendment shall constitute an Incremental Amendment as defined in the Credit Agreement.

Section 10.        Loss of FATCA Grandfathering; Fungibility.

For purposes of determining whether withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Amendment No. 4 Effective Date, the Borrowers and the Administrative Agent shall treat the Credit Agreement and the Loans (including the Incremental Term B-2 Loans, the existing Term Loans, and any Revolving Credit Loans) (and the Incremental Term B-2 Lenders hereby authorize the Administrative Agent to treat the Incremental Term B-2 Loans) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrowers intend to treat the Term B-2 Loans (including the Incremental Term B-2 Loans) as fungible for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BEAGLE INTERMEDIATE HOLDINGS, INC.

By:	/s/ Randy Giles
	Name:	Randy Giles
	Title:	Chief Financial Officer and Treasurer

EMDEON INC.

By:	/s/ Randy Giles
	Name:	Randy Giles
	Title:	Chief Financial Officer and Treasurer

EMDEON BUSINESS SERVICES LLC

By:	/s/ Randy Giles
	Name:	Randy Giles
	Title:	Chief Finance Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 4]

EXPRESSBILL LLC
ENVOY LLC
EQUICLAIM, LLC
MEDIFAX-EDI, LLC
CHAPIN REVENUE CYCLE MANAGEMENT, LLC
HEALTHCARE TECHNOLOGY MANAGEMENT SERVICES LLC
DAKOTA IMAGING LLC
KINETRA LLC
ADVANCED BUSINESS FULFILLMENT, LLC
ERX NETWORK, L.L.C.
IXT SOLUTIONS, INC.
CAPARIO, INC.
CHAMBERLIN EDMONDS &ASSOCIATES, INC.
MEDI, LLC
GOOLD HEALTH SYSTEMS
TC3 HEALTH, INC.
VIEOSOFT, INC.
ADMINISOURCE COMMUNICATIONS, INC.
CHANGE HEALTHCARE CORPORATION

By:	/s/ Randy Giles
Name:	Randy Giles
Title:	Chief Finance Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 4]

MEDE AMERICA OF OHIO LLC

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 4]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem
	Name:	Aamir Saleem
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4]

Exhibit A

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of August 12, 2015 (this “Agreement”), by and among [INCREMENTAL TERM B-2 LENDER] (the “Incremental Term B-2 Lender”), Emdeon, Inc. (the “Parent Borrower”), and BANK OF AMERICA, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 2, 2011 and amended by Amendment No. 1 dated as of April 24, 2012, Amendment No. 2 dated as of April 25, 2013, Amendment No. 3 dated as of December 12, 2014 and Amendment No. 4 dated as of August 12, 2015 (“Amendment No. 4”) (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Parent Borrower, the other Borrowers and Guarantors from time to time party thereto, Beagle Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Parent Borrower may establish Incremental Commitments (the “Incremental Term B-2 Commitments”) with existing Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Incremental Term B-2 Lender shall become a Lender pursuant to a Joinder Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Incremental Term B-2 Lender hereby agrees to provide the Incremental Term B-2 Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.14 of the Credit Agreement. The Incremental Term B-2 Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in Section 2.14 of the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

The Incremental Term B-2 Lender, the Parent Borrower and the Administrative Agent acknowledge and agree that the Incremental Term B-2 Commitments provided pursuant to this Agreement shall constitute Incremental Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. The Incremental Term B-2 Lender hereby agrees to make the Incremental Term B-2 Loan to the Parent Borrower in an amount equal to its Incremental Term B-2 Commitment on the Amendment No. 4 Effective Date in accordance with Section 2.01(e) of the Credit Agreement.

The Incremental Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (including Amendment No. 4), together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by the Incremental Term B-2 Lender, the Administrative Agent and the Parent Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Incremental Term B-2 Lender shall become a Lender under the Credit Agreement and shall have the respective Incremental Term B-2 Commitment set forth on its signature page hereto, effective as of the Amendment No. 4 Effective Date.

For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Borrowers and the Administrative Agent shall treat (and the Incremental Term B-2 Lender hereby authorizes the Administrative Agent to treat) the Incremental Term B-2 Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

[NAME OF INCREMENTAL TERM B-2 LENDER]

By:
Name:
Title:

Incremental Term B-2 Commitments:

$395,000,000

EMDEON, INC.

By:
Name:
Title:

Accepted: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

A-6